EXHIBIT 10.3

SYMPHONY TECHNOLOGY GROUP, LLC

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of May 15, 2006, by and between Symphony Technology Group, LLC (“STG”) a Delaware limited liability corporation and Lawson Software, Inc., a Delaware corporation with principal offices located at 380 St. Peter Street, St. Paul, Minnesota, 55102 (“Company”).

WHEREAS, STG possesses certain knowledge and expertise relevant to Intentia International AB (publ) (“Intentia”); and

WHEREA, effective April 24, 2006, Intentia became a majority owned subsidiary of the Company; and

WHEREAS, Intentia previously obtained, and the Company desires to continue to obtain the benefit of STG’s knowledge and expertise in the form of consulting services performed by STG, and STG desires to provide such consulting services to the Company related to Intentia business for the period ending May 31, 2006;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Consulting Services. During the Term of this Agreement (defined in Section 3 below), STG, through its employee, J.T. Treadwell, shall provide advisory services to the Company, its affiliates and subsidiaries, including, without limitation, Intentia, as specified in Exhibit A attached to this Agreement and incorporated herein by reference (the “Services”). It is understood and agreed that Mr. Treadwell shall have no decision-making authority whatsoever with respect to the Company and that the Services delivered hereunder shall be limited solely to recommendations and advice to Company under the supervision of Company’s senior management with respect to the matters referred to in Exhibit A. It is also understood and agreed that Romesh Wadhwani will not personally perform any of the Services under this Agreement. The Company anticipates that the Services will be close to full time for the first three weeks of the Term, and then will ramp down to about one-half time for the following few weeks, with the goal of completing most of the Services by mid-July.

2.             Intellectual property rights arising from this Agreement. All rights of ownership, copyright and other intellectual property rights arising in any results, discoveries, inventions, drawings or the like of technical, operational and economical nature, to the extent developed by STG and/or Mr. Treadwell for Company under this Agreement alone or together with the Company’s personnel as a part of the performance of the Services (the “Work Product”) shall vest in the Company. STG may not employ sub-contractors for the performance of this Agreement without the prior written approval of Company.

3.             Term and Termination. This Agreement shall be deemed effective for the period commencing on the first date that Mr. Treadwell began providing Services to Company, May 15, 2006 (the “Effective Date”), and shall continue for a period of three (3) months ending August 15, 2006 (collectively, the “Term”). Either party may terminate this Agreement at any time during the Term by delivery of at least thirty (30) days prior written notice to the other party.

4.             Confidentiality.

4.1           Confidential Information; Nondisclosure. The parties acknowledge and agree that in the course of delivering and receiving the Services hereunder, they may provide each other with certain nonpublic information, documentation and material relating to themselves and/or to their respective affiliates or customers, which information would, by its nature, be understood by a reasonable person to be the confidential or proprietary business information of the party disclosing such information (the “Disclosing Party”) or its affiliates or customers (collectively, the “Confidential Information”). The party receiving another party’s Confidential Information, including such party’s employees, affiliates, officers, directors, agents, attorneys, accountants, auditors and other advisors (collectively, the “Receiving Party”) shall hold such Confidential Information of the other party in strict confidence in substantially the same manner as it uses to maintain its own Confidential Information but using no less than a reasonable standard of care and shall use it solely in connection with performance of its obligations under this Agreement. Notwithstanding the foregoing, Company acknowledges and agrees that Mr. Treadwell is authorized to communicate with members of the Company’s board of directors (“Board Members”) on an ongoing and regular basis in the course of performance of the Services hereunder, and that therefore no disclosure of Confidential Information by Mr. Treadwell to any Board Member, whether individually or simultaneously, shall constitute a breach of this Agreement. The Company shall have a right of injunctive relief for any violations of this Section 4.1.

4.2           Exclusions. The term “Confidential Information” shall not include information that:  (i) is or has become publicly available without restriction through no fault of the Receiving Party; (ii) is or has been received by the Receiving Party without restriction from a third party lawfully in possession of such information; (iii) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information; (iv) the Disclosing Party gives the Receiving Party written authorization to disclose; (v) is or has been disclosed by the Disclosing Party to a third party without a restriction on disclosure; or (vi) is required to be disclosed by law or legal processes, provided, however, that the Receiving Party provides the Disclosing Party with written notice prior to any such required disclosure.

5.             Representations, Warranties, Indemnity and Release.

5.1           Representations and Warranties. Company hereby represents and warrants that it has full right, power and authority to enter into this Agreement and to obtain the Services from STG, has obtained all necessary, customary and appropriate approvals in connection herewith, including, but not limited to obtaining all necessary approvals and/or ratifications from its board of directors and/or shareholders, as appropriate, and has otherwise complied with, and shall at all times comply with, all applicable laws, regulations, policies and procedures in connection herewith.

5.2           Indemnity. Company hereby agrees to indemnify, defend and hold harmless STG, its officers, partners, managers, employees, consultants and Affiliates, including without limitation Mr. Treadwell, from and against any and all claims, liabilities, damages, expenses, fines, penalties and costs of whatsoever nature (including but not limited to reasonable attorneys’ fees and expenses) arising out of or related to this Agreement and any continuation, renewal or extension thereof or any amendment thereto, including but not limited to with respect to the Services or Work Product, to the maximum extent allowed under law, except that the foregoing indemnity obligation shall not extend to any claim to the extent arising out of any fraudulent misrepresentation of STG or Mr. Treadwell. Company hereby covenants and agrees that it will reimburse STG for, and pay over to STG, any and all amounts that any indemnified entity hereunder pays or otherwise becomes liable to pay by reason of providing Services to Company promptly upon demand by STG for payment. For purposes of this Agreement, the term “Affiliate” means any entity controlled by, controlling, or under common control with STG.

5.3           Release. Company hereby, (i) releases STG, its personnel and Affiliates, including without limitation Mr. Treadwell, from all claims, liabilities, and expenses relating to or arising out of this Agreement, the Services performed hereunder, the Work Product and the access to Company Confidential Information by STG or any other person or entity authorized hereunder, (2) covenants not to sue, assert or seek to impose any liability on STG, its personnel or Affiliates, including without limitation Mr. Treadwell, concerning any claim, cause of action or other matter released herein, and (3) covenants not to assert reliance in any circumstance or manner upon the Services and/or Work Product provided hereunder. The release and covenant provisions of this Agreement will apply to the fullest extent of the law, whether in contract, statute, tort (such as negligence), or otherwise. To avoidance of doubt, the release and covenant provisions of this Agreement will not apply, to the extent arising out of (a) any fraudulent misrepresentation of STG or Mr. Treadwell or (b) any intentional breach of the confidentiality obligations in Section 4 above.

6.             Expenses. Upon submission of proper and complete receipts, Company shall reimburse STG for all reasonable expenses incurred by STG in connection with delivery of the Services, including, but not limited to, travel and lodging expenses incurred in connection with delivery of the Services. All payments hereunder shall be invoiced in U.S. dollars and shall be paid in U.S. dollars within thirty (30) calendar days of STG’s delivery to Company of each invoice hereunder. The Company and its subsidiaries shall not be obligated to pay any fees to STG or Mr. Treadwell for any Services under this Agreement.

7.             DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

7.1           DISCLAIMER OF WARRANTIES. EACH PARTY ON BEHALF OF ITSELF AND ITS RESPECTIVE OFFICERS, EMPLOYEES AND AFFILIATES, INCLUDING WITHOUT LIMITATION MR. TREADWELL, DISCLAIMS ALL WARRANTIES WITH REGARD TO THE SERVICES, WORK PRODUCT AND ANY OTHER INFORMATION OR MATERIAL PROVIDED IN CONNECTION HEREWITH, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, ERROR-FREE OR UNINTERRUPTED SERVICE, OR FITNESS FOR A PARTICULAR PURPOSE.

7.2           LIMITATION OF LIABILITY. EXCEPT FOR CLAIMS REQUIRED TO BE INDEMNIFIED UNDER SECTION 5.2 ABOVE, IN NO OTHER EVENT SHALL STG, COMPANY OR ANY OF THE PARTY’S RESPECTIVE OFFICERS, EMPLOYEES OR AFFILIATES, INCLUDING WITHOUT LIMITATION MR. TREADWELL, BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL, INCIDENTAL, DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, LOSS OF BUSINESS OR OTHER LOSS (INCLUDING SUBSTITUTION OF SERVICES) ARISING OUT OF OR RELATING TO THIS AGREEMENT EVEN IF PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF ITS NEGLIGENCE OR OTHER FAULT AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LEGAL LIABILITY. EXCEPT FOR CLAIMS REQUIRED TO BE INDEMNIFIED UNDER SECTION 5.2 ABOVE, IN NO OTHER EVENT SHALL STG’S, COMPANY’S, ITS OFFICERS’, EMPLOYEES’ OR ITS AFFILIATES’ (INCLUDING WITHOUT LIMITATION MR. TREADWELL’S) CUMULATIVE LIABILTY HEREUNDER EXCEED THE AMOUNT PAID OR PAYABLE BY COMPANY TO STG FOR WORK PERFORMED HEREUNDER IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE CAUSE OF ACTION GIVING RISE TO ANY SUCH CLAIM.

8.             Miscellaneous.

8.1           Binding Effect and Assignment. This Agreement shall be binding upon the parties hereto, and their successors and assigns. Neither party may assign this Agreement, its obligations hereunder to any third party, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, and any assignment, delegation or subcontract in violation of this provision shall be void and of no effect.

8.2           Independent Contractors. The relationship between STG and Company is solely that of independent contractors and not that of an agency, partnership, joint venture or employment relationship, and nothing herein shall be deemed to authorize either party to act for, represent or bind the other. All individuals who provide Services to Company hereunder shall be employees, consultants or subcontractors of STG, and none shall be considered employees of Company. STG shall be responsible for payment of all withholding taxes, all other payroll deductions and social insurance obligations with respect to such individuals. Company shall not be responsible for the payment of workers’ compensation insurance, disability benefits or any fringe benefits provided to Mr. Treadwell.

 8.3          Entire Agreement; Section Headings; Counterparts; Facsimile. This Agreement, together with Exhibit A hereto, constitutes the entire agreement between STG and Company with respect to the transactions contemplated herein and the subject matter hereof, and it supersedes and replaces all prior oral or written agreements, commitments or understandings with respect to the transactions contemplated herein and the subject matter hereof. No amendment, modification or discharge of this Agreement shall be valid or binding, unless set forth in writing and duly executed and delivered by an authorized representative of both Company and STG. The section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions of this Agreement. To facilitate execution, this Agreement may be executed in as many counterparts as may be required, and all counterparts shall collectively constitute a single Agreement. This Agreement may be delivered by facsimile.

8.4           Notices. Any notice or other communication required or permitted under this Agreement shall be given in writing to the other party via hand delivery, or certified mail return receipt requested, or by internationally recognized overnight delivery service. The parties by notice may designate another address or individual to which a required notice may be directed. Notices shall be effective upon receipt. Each notice sent or mailed in the manner described above shall be deemed provided for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

If to Company, to:	And if to STG:

Lawson Software, Inc.	Symphony Technology Group
380 St. Peter Street	4015 Miranda Avenue, 2nd Floor
St. Paul, Minnesota 55102	Palo Alto, CA 84304, USA
USA	Attn: William Chisholm
Attn: General Counsel
With simultaneous copy to: Legal Dept.

8.5           Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, or for any reason invalid, unenforceable, void or voidable, such provision or provisions shall be deemed to be null and void and the remainder of this Agreement shall, to the extent practicable, remain in full force and effect. To the extent a provision of this Agreement is in invalid, unenforceable, void or voidable, the parties agree to negotiate in good faith to amend such to conform as nearly as possible, in accordance with applicable law, to the intended purpose and intent of the original provision.

8.6           Waiver. No delay or failure on the part of either party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver or any acquiescence thereto; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver shall be valid against either party, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

8.7           Governing Law. This Agreement shall be governed by substantive California law. Nothing in this Agreement affects any statutory rights that cannot be waived or limited by contract under applicable law.

8.8           Dispute Resolution. All controversies, claims or disputes arising out of or relating to this Agreement and/or the Services performed hereunder not otherwise informally resolved by the parties will be subject to binding arbitration by either party in accordance with the arbitration rules of the American Arbitration Association. The arbitration proceedings shall take place in Palo Alto, California. The arbitration panel shall consist of three arbitrators having significant relevant industry experience shall be selected as follows:  one arbitrator by each of the parties and the third by the two arbitrators so selected or, if such arbitrators cannot agree, by the American Arbitration Association in accordance with the Rules and all proceedings and filings shall be in English. The parties agree that the arbitrators will have the power to decide any motions brought by any party to the arbitration and that arbitration will be the sole, exclusive and final remedy for any dispute between STG and Company, and accordingly except as provided by the above-reference rules neither party will be permitted to pursue court action regarding claims that are subject to arbitration and thereby waive any right to trial by jury.

8.9           Survival. Unless otherwise expressly provided in this Agreement, termination of this Agreement shall not relieve either party from any obligation it has to make any payments to the other party as required under this Agreement. Sections 2, 4, 5, 7 and 8 of this Agreement shall survive termination of this Agreement for any reason and remain in full force and effect.

8.10         Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

ACCEPTED and AGREED as of the Effective Date:

SYMPHONY TECHNOLOGY GROUP, LLC	LAWSON SOFTWARE, INC.

Signature:	Signature:

Name:	Name:	Bruce B. McPheeters

Title:	Title:	Senior Vice President, Secretary &
General Counsel

EXHIBIT A

SERVICES

 The Services under this Agreement consist of work by Mr. Treadwell to provide the Company project management and related services pertaining to the conversion of Intentia’s financial information to U.S. GAAP, provided, however, that the Company acknowledges and agrees that STG is not an accounting firm nor does it hold itself out as such, that Mr. Treadwell is not an accountant, that his work is of a consulting nature only, and that his work shall be submitted to and reviewed and/or modified by the auditors and accountants expressly designated by the Company’s Board of Directors for such purpose.